In re Farmland Industries, Inc		Case No. 02-50557

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF FEBRUARY, 2004

REVENUE
Gross Income		$128,259,473.56
Less Cost of Goods Sold		$112,249,703.05
Materials	$112,257,734.95
Direct Labor
Overhead (Freight and Other)	$(8,031.90)
Gross Profit		$16,009,770.51

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$-
Other Employee Salaries	$3,207,442.72
Advertising and Marketing	$6,958.40
Insurance	$224,181.81
Payroll Taxes	$274,566.00
Lease and Rent	$769,386.62
Telephone and Utlities	$3,669,580.48
Attorney and other Professional Fees	$3,605,264.86
UST Quarterly Fees	$-
Other Expenses (includes other income)	$965,631.59
Total Operating Expenses		$12,723,012.48
Net Income (Loss)		$3,286,758.03

CURRENT ASSETS
Accounts Receivable at end of month (Does not include Intercompany)		$40,305,566.61
Increase (Decrease) in AR for month		$3,308,842.47
Inventory at end of month		$66,544,974.93
Increase (Decrease) in Inventory for month		$(8,104,478.75)
Cash at end of the month		$381,801,819.60
Increase (Decrease) in Cash for month		$(1,293,919.23)

LIABILITIES
Increase (Decrease) in pre-petition debt		$(8,097,776.00)
Increase (Decrease) in post-petition debt		$(12,314,271.59)
Taxes Payable:
Federal Payroll Taxes	$(9,669.30)
State Payroll Taxes	$(5,206.11)
Local Payroll Taxes	$63.31
State Sales Taxes	$(271,053.37)
Real Estate and Personal	$(359,280.75)
Property Taxes (Real Property)	$(459,055.67)
Other (see footnote 1)	$(1,596,651.95)
Total Taxes Payable		$(2,700,853.84)

Footnote 1
PRE-Fed MTR FUEL TAX-IC & SUBS (248001) $	(5,663.77)
PRE-ST MTR FUEL TAX PAY (248101)	$-
PRE-FED ENVIRON TAX PAY (249001)	$-
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK $	(1,988.13)
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK $	-
USE TAX PAYABLE-MANUAL ENTRIES	$(135,413.29)
FED HWY USE TAX PAY	$-
FED MTR FUEL TAX-EST LIAB	$(1,453,586.76)
ST MTR FUEL TAX PAY	$-
PRE-USE TAX PAY-MANUAL (245002&12)	$-
	$(1,596,651.95)